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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
One Voice Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 7, 2005 relating to the financial statements of One Voice Technologies, Inc., which are incorporated by reference in such Registration Statement.


/s/ Peterson & Co., LLP
-----------------------
    Peterson & Co., LLP

San Diego, California
April 18, 2005


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